AGREEMENT AND PLAN OF MERGER

by and among

Solar Power, Inc.,

Welund Acquisition Corp.

and

Welund Fund, Inc.

dated as of August 23, 2006

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), is made and entered into as of August 23, 2006, by and among Solar Power, Inc., a California corporation (“SPI”), Welund Fund, Inc., a Nevada corporation (the “Company”), and Welund Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, the respective Boards of Directors of SPI, Merger Sub and the Company believe it is in the best interest of each company and their respective stockholders to consummate the business combination transaction provided for herein in which Merger Sub would merge with and into SPI with SPI as the surviving corporation (the “Merger”);

WHEREAS, the respective Boards of Directors of SPI, Merger Sub and the Company have approved this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement in accordance with the Nevada Revised Statutes (“NRS”), the California General Corporation Law (“CGCL”) and their respective charter documents;

WHEREAS, it is intended that, for federal income tax purposes, the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code; and

WHEREAS, each of SPI and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

THE MERGER

1.1.   The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS and the CGCL, Merger Sub shall be merged with and into SPI at the Effective Time of the Merger (as defined in Section 1.3). Following the Merger, the separate corporate existence of Merger Sub shall cease, and SPI shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the NRS and CGCL.

1.2.   Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Bullivant Houser Bailey PC at 1415 L Street, Suite 1000, Sacramento, California 95814 at the date and time on which the conditions to Closing set forth in Article 8 of this Agreement shall have been satisfied or waived by the appropriate party or at such time as the parties hereto agree. The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the “Closing Date.” At the time of the Closing, SPI and the Company shall deliver the certificates and other documents and instruments required to be delivered hereunder.

1.3.   Effective Time of the Merger. At the Closing, the parties hereto shall (a) cause an articles of merger substantially in the form of Exhibit B-1 (the “Nevada Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada, as provided in Section 92A.200 of the NRS, (b) cause an agreement of merger in substantially the form of Exhibit B-2 (the “California Agreement of Merger”) to be executed and filed with the Secretary of State of the State of California, as provided in Section 1103 of the CGCL and (c) take all such other and further actions as may be required by the NRS, the CGCL or other applicable Law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of the Nevada Articles of Merger and the California Agreement of Merger. The date and time of such effectiveness are referred to herein as the “Effective Time.”

1.4.   Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the NRS and the CGCL.

1.5.   Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of SPI as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable Law. The Bylaws of SPI as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable law.

1.6.   Directors and Officers. The directors and officers of SPI immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified in accordance with applicable Law or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF COMPANY AND SPI

2.1.   Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of SPI or the Company:

(a)    Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into one share of SPI’s common stock. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

(b)     Conversion of SPI Capital Stock. Subject to other provisions of this Article 2:

(i)   Each issued and outstanding share of SPI’s capital stock immediately prior to the Effective Time (individually a “Share” and collectively the “Shares”), other than (i) Shares held by the Company, and (ii) Dissenting Shares, shall, by virtue of the Merger, automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of any such certificates, the Company’s Common Stock (the “Merger Consideration”) to be issued or exchanged in consideration therefor upon the surrender of such certificate in accordance with Section 2.2 and 2.5, without interest.

(ii)    Each Share and Common Stock issued and outstanding immediately prior to the Effective Time that is restricted or not fully vested shall upon such conversion have the same restrictions or vesting arrangements as were applicable to such shares prior to the conversion.

(iii)   The capitalization of SPI immediately prior to the Effective Time shall be set forth on a Merger Consideration certificate to be delivered by SPI to the Company at Closing (the “Merger Consideration Certificate”). The Company shall be entitled to rely on the Merger Consideration Certificate in connection with issuance of the Merger Consideration pursuant to Section 2.2.

(iv)   At the Effective Time, each Share held by SPI as treasury stock or held by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of SPI, the Company or the holder thereof, be canceled, retired and cease to exist, and no consideration shall be delivered with respect thereto.

2.2.   Surrender and Exchange.

(a)     Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented the Shares, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Surviving Corporation, and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Surviving Corporation or to such agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration.

(b)     If any portion of the Merger Consideration is to be issued to a Person other than the registered holder of the Shares represented by the Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Surviving Corporation any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

(c)   If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(d)   No fractional shares of Common Stock shall be issued upon the surrender for exchange of Certificates. In lieu of any such fractional shares, each holder of Shares who would otherwise be entitled to a fraction of a share of Common Stock (after aggregating all fractional shares of Common Stock to be received by such holder) shall receive from the Surviving Corporation an amount of cash (rounded to the nearest whole cent) payable by check or otherwise equal to the product of (i) such fraction, multiplied by (ii) the fair market value of the Common Stock.

(e)   Notwithstanding anything to the contrary in this Section 2.2, Surviving Corporation shall not be liable to any holder of Shares for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar Laws.

(f)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance acceptable to the Surviving Corporation, by the person claiming such Certificate to be lost, stolen or destroyed, and complying with such other conditions as the Surviving Corporation may reasonably impose (including the execution of an indemnification undertaking or the posting of an indemnity bond or other surety in favor of the Surviving Corporation with respect to the Certificate alleged to be lost, stolen or destroyed), the Surviving Corporation will deliver to such person the Merger Consideration issuable in respect of each such Certificate, without interest thereon.

2.3.    Dissenting Shares.

(a)     Notwithstanding Section 2.1, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to an appraisal of the fair market value for such shares and who does not vote in favor of or consent in writing to the Merger and who otherwise complies with the provisions of Section 1300 of the CGCL (the “Dissenting Shares”) shall not be converted into the right to receive any portion of the Merger Consideration as provided in Section 2.1(b) of this Agreement, unless and until such holder fails to perfect or withdraws or otherwise loses his right to an appraisal of the fair market value of his Dissenting Shares. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to an appraisal of the fair market value of his Dissenting Shares under the CGCL, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest thereon.

(b)     SPI shall give the Company prompt notice of any demands received by the SPI for the payment of fair market value for Shares, and the Company shall have the right to direct all negotiations and proceedings with respect to such demands. SPI shall not make any such payment without the Company’s prior written consent.

2.4.    Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of SPI or Merger Sub or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of SPI or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of SPI or Merger Sub, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise carry out the transactions contemplated by this Agreement.

2.5.    Withholding Taxes; Payments to Public Officials. The Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to holders of Shares pursuant to this Agreement such amounts as the Company may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign Tax Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the holders of Shares to whom such amounts would otherwise have been paid. The Company shall not be liable to holders of Shares for any cash amounts delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and Merger Sub jointly and severally represent and warrant to SPI that, except as set forth in the disclosure schedules delivered by the Company and Merger Sub to SPI (the “Company Disclosure Schedule”) which have been provided to SPI prior to the date hereof:

3.1.    Corporate Existence and Power.

(a)     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to SPI true and complete copies of the Company’s Articles of Incorporation and Bylaws as currently in effect.

(b)    Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Merger Sub. Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Merger Sub. Merger Sub has heretofore delivered to SPI true and complete copies of Merger Sub’s Articles of Incorporation and Bylaws as currently in effect.

3.2.   Subsidiaries. Except for Merger Sub, the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

3.3.   Corporate Authorization.

(a)    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action, except for the required approval of the holders of the Company’s capital stock in connection with the consummation of the Merger. This Agreement and the Merger have been duly authorized by all necessary corporate action of the Company in accordance with the NRS. The execution, delivery and performance by Merger Sub of this Agreement and the consummation of the transactions contemplated hereby are within Merger Sub’s corporate powers and have been duly authorized by all necessary corporate action, except for the required approval of the holders of Merger Sub’s capital stock in connection with the consummation of the Merger. This Agreement and the Merger have been duly authorized by all necessary corporate action of Merger Sub in accordance with the NRS.

(b)    Merger Sub’s Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to, and in the best interests of, its shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), which approval satisfies in full any applicable requirements of the NRS. Merger Sub’s Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to, and in the best interests of, its shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), which approval satisfies in full any applicable requirements of the NRS.

(c)   This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and the Transaction Documents to be executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable against the Company, as applicable, in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles. This Agreement has been duly executed and delivered by Merger Sub. This Agreement constitutes, and the Transaction Documents to be executed and delivered by Merger Sub will constitute, legal, valid and binding obligations of Merger Sub, enforceable against Merger Sub, as applicable, in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

3.4.   Governmental Authorization. The execution, delivery and performance by the Company and Merger Sub of this Agreement and the consummation by the Company and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (a) the filing of the Nevada Articles of Merger and other documents in accordance with the NRS, (b) the filing of the California Agreement of Merger and other documents in accordance with the CGCL, and (c) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Materially impair the ability of the Company or Merger Sub to consummate the transactions contemplated by this Agreement.

3.5.   Non-Contravention. The execution, delivery and performance by the Company and Merger Sub of this Agreement and the consummation by the Company and Merger Sub of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company or Merger Sub, respectively, (ii) assuming compliance with the matters referred to in Section 3.4, contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Company, (iii) require the consent or other action of any Person under, constitute a Default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any Material agreement or other instrument binding upon the Company or any Material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company, (iv) result in the creation or imposition of any Material Lien on any asset of the Company, except, in the case of clause (ii), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

3.6.   Compliance with Law and Other Instruments.

(a)    The Company holds all Material licenses, permits and authorizations necessary for the lawful conduct of its business as now being conducted pursuant to all applicable Laws of all governmental bodies, agencies and other authorities having jurisdiction over the Company or any part of its operations, and there are no violations or claimed violations by the Company, or action or proceeding pending against the Company of any such license, permit or authorization or any such Law. Section 3.6 of the Company Disclosure Schedule sets forth all such required licenses, permits and authorizations.

(b)   The business of the Company has been and is being conducted in compliance with all applicable Laws, except for violations or failures to so comply that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Regulatory Authority with respect to the Company is pending or threatened in writing. The Company has not received any written communication in the past two years from a Regulatory Authority that alleges that the Company is not in compliance with any applicable Law.

3.7.    Capitalization.

(a)   The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.0001 and 20,000,000 shares of preferred stock. As of August 1, 2006, there were outstanding 5,000,000 shares of common stock and no shares of preferred stock. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. There are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (iii) options, restricted stock, stock appreciation rights, other stock based compensation awards or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

(b)     As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for Common Stock having the right to vote) on any matters on which shareholders of the Company may vote.

(c)     All of the Common Stock was issued or granted in compliance with all applicable federal and state securities laws.

(d)     To the Knowledge of the Company, there are no voting agreements or voting trusts between or among any Person or Persons relating to the Company or the Common Stock. The Company is not obligated to issue or repurchase any shares of Common Stock for any purpose and no Person has entered into any Contract (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued shares or other securities of the Company, whether now or in the future.

(e)     The Company has agreed to register certain Common Stock on Form SB-2 as set forth on Schedule 3.7(e).

3.8.    Company Financial Statements; Absence of Undisclosed Liabilities.

(a)     The Company has delivered to SPI the Company’s audited balance sheets as of December 31, 2005 and the related audited statements of income and cash flows for the fiscal years then ended, together with the report thereon of the Company’s independent certified public accountants and the Company’s unaudited balance sheet as of March 31, 2006 and the related unaudited statements of income and cash flows for the month ended (collectively, the “Company Financial Statements”). The Company Financial Statements present fairly the financial condition, results of operation and cash flows of the Company as of the respective dates and for the respective periods referred to in such financial statements, subject to normal year-end adjustments to unaudited financial statements.

(b)     The Company Financial Statements, including the notes thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied consistently throughout the periods involved (except as disclosed therein and that unaudited financial statements do not include notes thereto). No financial statements of any Person other than the Company is required to be included in the Company Financial Statements.

(c)     Except as set forth in the Company Financial Statements, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

3.9.    Absence of Certain Changes. Since July 31, 2006, the business of the Company has been conducted in the ordinary course consistent with past practice and there has not been any:

(a)    event, occurrence or development of a state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on the Company (other than adverse effects arising from the execution and performance of this Agreement, changes in general economic conditions or changes applicable generally to the industry) or any event, occurrence or development which would have a Material Adverse Effect on the ability of the Company to consummate the Merger;

(b)     declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in the Company;

(c)     split, combination, re-classification of any Common Stock or any amendment of any term of any outstanding security of the Company;

(d)     incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e)     creation or other incurrence by the Company of any Lien on any asset other than in the ordinary course consistent with past practices;

(f)   transaction or commitment made, or any contract or agreement entered into, by the Company relating to their assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, Material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(g)     change in any method of accounting, method of tax accounting or accounting practice by the Company, except for any such change that is consistent with GAAP or required by reason of a concurrent change in GAAP;

(h)     (i) grant of any severance or termination pay to any current or former director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable or otherwise made available to current or former directors, officers or employees of the Company (other than in the ordinary course of business salary increases for employees other than officers and directors), or (v) the declaration or payment of any bonuses or year-end payments to any current or former directors, officers or employees of the Company;

(i)   tax election or any settlement of tax liability, in either case that is Material to the Company;

(j)   asset acquisition or expenditure in excess of $25,000 individually or $50,000 in the aggregate;

(k)     payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(l)      write-offs or write-downs of any assets of the Company;

(m)    creation, termination or amendment of, or waiver of any right under, any Material Contract of the Company;

(n)     event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1 hereof; or

(o)     agreement or commitment to do any of the foregoing.

3.10.  Litigation. There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of the Company threatened against or affecting, the Company, its officers or directors or any of its properties before any court or arbitrator or any governmental body, agency or official. No former shareholder, employee, officer or director of the Company has any claim pending or to the Knowledge of the Company threatened against the Company, its officers or directors or any of its properties relating to sales of Common Stock by the Company or any of the Company’s current or former shareholders. The Company nor any of its officers and directors nor any of its properties are subject to any order, writ, judgment, decree or injunction of any court or arbitrator or any governmental body, agency or official. Section 3.10 of the Company Disclosure Schedule contains a complete list of all claims brought against the Company, or pending, since January 1, 2001, together with a brief statement of the nature and amount of the claim, the court and jurisdiction in which the claim was brought, the resolution (if resolved), and the availability of insurance to cover the claim. To the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to give rise to any actions set forth in this Section 3.10.

3.11.  Taxes.

(a)     Except as set forth in (or resulting from matters set forth in) Section 3.11 of the Company Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:

(i)   the Company has prepared and timely filed with the appropriate governmental agencies all franchise, income and all other Tax returns and reports required to be filed on or before the Effective Time (collectively the “Returns”), taking into account any extension of time to file granted to or obtained on behalf of the Company;

(ii)     all Taxes of the Company shown on such Returns or otherwise known by the Company to be due or payable have been timely paid in full to the proper authorities, other than such Taxes as are adequately reserved for in accordance with GAAP;

(iii)    all deficiencies resulting from Tax examinations of income, sales and franchise and all other Returns filed by the Company in any jurisdiction in which such Returns are required to be so filed have been paid and no claim has been made by an authority in a jurisdiction where the Company does not file Returns that is or may be subject to the taxation by that jurisdiction;

(iv)    all Returns filed by the Company are correct and complete in all respects or adequate reserves have been established with respect to any additional Taxes that may be due (or may become due) as a result of such Returns not being correct or complete;

(v)     to the Knowledge of the Company, no Tax liens have been filed with respect to any Taxes;

(vi)    the Company has made timely payments of the Taxes required to be deducted and withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party;

(vii)   to the Knowledge of the Company, the Company is not liable to suffer any recapture, clawback or withdrawal of any relief or exemption from Tax howsoever arising (including the entering into and the consummation of the Merger), and whether by virtue of any act or omission by the Company or by any other Person or Persons; and

(viii)  to the Knowledge of the Company, the Company is not liable to be assessed for or made accountable for any Tax for which any other Person or Persons may be liable to be assessed or made accountable whether by virtue of the entering into or the consummation of the Merger or by virtue of any act or acts done by or which may be done by or any circumstance or circumstances involving or which may involve any other Person or Persons;

(b)     The Company is not a party to any agreement, contract, or arrangement that would, as a result of the transactions contemplated hereby, result, separately or in the aggregate, in (i) the payment of any “excess parachute payments” within the meaning of Section 280G of the Code by reason of the Merger, (ii) the payment of any form of compensation or reimbursement for any Tax incurred by any Person arising under Section 280G of the Code, or (iii) the payment of any amounts not deductible by the Company, in whole or in part, by reason of Section 162(m) of the Code.

3.12.  The Company Employee Benefit Plans. The Company has no employee benefit plans.

3.13.  Banking and Finders’ Fees. Except for Roth Capital, LLP, there is no investment banker, broker, finder or other intermediary, which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

3.14.  Environmental Compliance.

(a)     The Company is in compliance with all Environmental Laws and all Environmental Permits (except where non-compliance would not have a Material Adverse Effect upon the Company).

(b)     The Company has not received any written notice regarding any violation of any Environmental Laws, or any Company Environmental Liabilities, including any investigatory, remedial or corrective obligations, relating to the Company or its facilities arising under Environmental Laws.

3.15.  Interests in Real Property. Section 3.15 of the Company Disclosure Schedule is the complete and correct list and brief description of all real property leased by the Company on the Closing Date. The Company does not own any real property. All real property leases to which the Company is a party are valid and in full force and effect and are valid and binding on the parties thereto, assuming enforceability as to the parties other than the Company, and the Company is in Default of any Material provision thereof.

3.16.  Personal Property. The Company has good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances and restrictions of any nature whatsoever to all inventory and receivables and to any item of machinery, equipment, or tangible personal property reflected on the balance sheet of the Company Financial Statements or used in the business by the Company (regardless of whether reflected on the balance sheet of the Company Financial Statements).

3.17.    Employees, Directors and Officers. Except as disclosed in Section 3.17 of the Company Disclosure Schedules, no unpaid salary or bonuses, other than for the immediately preceding pay period and other than pursuant to the existing deferred compensation plans of the Company is now payable to any of the Company’s officers, directors or employees.

3.18.  Contracts. Except as set forth in Section 3.18 of the Company Disclosure Schedule, the Company is not a party to any:

(i)   Contract that involves performance of services or delivery of goods or materials by or to the Company of an amount or value in excess of $25,000;

(ii)     Contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of the Company in excess of $25,000;

(iii)   lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

(iv)    joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(v)     Contract containing covenants that in any way purport to restrict in any material respect the business activity of the Company or any current or future Affiliate of the Company or limit the freedom of the Company or any current or future Affiliate of the Company to engage in any line of business or to compete with any Person anywhere in the world;

(vi)    Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(vii)   Contract between the Company, on the one hand, and any Affiliate of the Company, on the other hand;

(viii)  Contract regarding indebtedness for borrowed money (including guaranties of the obligations of others with respect thereto) or any capitalized lease obligation or similar arrangement, or under which a Lien on any tangible or intangible asset of the Company or any of their respective capital stock or equity securities is imposed;

(ix)    Contract under which the Company has advanced or loaned money to any of its Employees other than advancement of expenses in the ordinary course of business;

(x)     Contract covering the employment, compensation or severance, of or otherwise relating to, any Employee;

(xi)   Contract that obligates the Company to act as a guarantor or surety, or to otherwise provide credit support for any Person, irrespective of the amount involved or type of underlying liability or obligation;

(xii)   Contract that contains obligations of the Company to indemnify third parties against any type of liability, whether known, unknown, fixed, contingent or otherwise; and

(xiii)  amendment, supplement and modification (whether oral or written) in respect of any of the foregoing or any Contract, agreement or commitment to enter into amend, supplement or modify any of the foregoing.

3.19.  Affiliate Transactions. There are no Material Contracts or other Material transactions between the Company and any Affiliate of the Company.

3.20.  Insurance and Banking Facilities. The Company has in full force and effect all insurance and indemnity policies that are customary in coverage and amount for a company of its size and industry.

3.21.  Powers of Attorney and Suretyships. The Company does not have any powers of attorney outstanding (other than a power of attorney issued in the ordinary course of business with respect to tax matters or to customs agents and customs brokers), and, except for obligations as an endorser of negotiable instruments incurred in the ordinary course of business, the Company does not have any obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise respecting the obligation of any other Person.

3.22.  Minutes and Stock Records. The Company has provided SPI with complete and correct copies of the minute books and stock records of the Company. Such items contain a complete and correct record in all Material respects of all proceedings and actions taken at all meetings of, and all actions taken by written consent by, the holders of capital stock of the Company and its Board of Directors, and all original issuances and subsequent transfers and repurchases of their respective capital stock.

3.23.  Reorganization. The Company has not taken any action, nor aware of any fact, that would jeopardize the qualification of the Merger as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

3.24.  No Prior Activities. Except for obligations incurred in connection with its incorporation or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity, and has no employees, liabilities or assets.

3.25.  Full Disclosure. All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all Material respects and do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SPI

SPI represents and warrants to the Company and Merger Sub that, except as set forth in the disclosure schedules delivered by SPI to the Company and Merger Sub (the “SPI Disclosure Schedule”) which have been provided to the Company and Merger Sub prior to the date hereof:

4.1.   Organization; Subsidiaries. SPI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. SPI has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on SPI. SPI is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on SPI. All SPI subsidiaries are wholly-owned.

4.2.   Articles of Incorporation and Bylaws. SPI has delivered to Welund a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents of SPI as amended to date. SPI is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

4.3.   Capital Structure. The authorized capital stock of SPI consists of 20,000,000 shares of Common Stock of which 14,000,000 shares were issued and outstanding as of the close of business on August 23, 2006, and 20,000,000 shares of Preferred Stock of which none were outstanding on August 23 2006. Except as set forth in Section 4.3 of the Disclosure Schedule, there are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. All outstanding shares of SPI Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of SPI or any agreement to which SPI is a party or by which it is bound. All outstanding shares of SPI Common Stock were issued in compliance with all applicable federal and state securities laws. There are no contracts, commitments or agreements relating to voting, purchase or sale of SPI’s capital stock (i) between or among SPI and any of its stockholders and (ii) to the best of SPI’s knowledge, between or among any of SPI’s stockholders.

4.4.   Authority. SPI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SPI. SPI’s Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by SPI and assuming due authorization, execution and delivery by Welund, constitutes the valid and binding obligation of SPI enforceable against SPI in accordance with its terms.

4.5.   No Conflicts; Required Filings and Consents.

(a)     The execution and delivery of this Agreement by SPI does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of SPI, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SPI or any of its properties or assets.

(b)   The execution, delivery and performance by SPI of this Agreement and the consummation by SPI of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (a) the filing of the Nevada Articles of Merger and other documents in accordance with the NRS, (b) the filing of the California Agreement of Merger and other documents in accordance with the CGCL, and (c) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on SPI or Materially impair the ability of SPI to consummate the transactions contemplated by this Agreement.

4.6.   Financial Statements. SPI has delivered to the Company its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) for its wholly-owned subsidiaries for the fiscal year ended 2005 and interim period ending June 2006 (collectively, the “SPI Financial Statements”). The SPI Financial Statements accurately set out and describe the financial condition and operating results of SPI as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. SPI will maintain a standard system of accounting established and administered in accordance with U.S. GAAP.

4.7.   Absence of Undisclosed Liabilities. SPI has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the SPI Financial Statements, (ii) those incurred in the ordinary course of business and not required to be set forth in the SPI Financial Statements under U.S. GAAP, (iii) those incurred in the ordinary course of business since the date of the SPI Financial Statements and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

4.8.   Absence of Certain Changes. Except as set forth on SPI Disclosure Schedule, since June 30, 2006 there has not been, occurred or arisen any material change in SPI’s business or corporate operations or its financial condition.

4.9.   Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of SPI, threatened against SPI or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on SPI. There is no judgment, decree or order against SPI or, to the best Knowledge of SPI, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on SPI.

4.10.  Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon SPI which has or could reasonably be expected to have the effect of prohibiting or Materially impairing any current or future business practice of SPI, any acquisition of property by SPI or the overall conduct of business by SPI as currently conducted or as proposed to be conducted by SPI. SPI has not entered into any agreement under which SPI is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

4.11.  Permits; Company Products. SPI is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for SPI, to own, lease and operate its properties or to carry on its business as it is now being conducted except for any such failures as would not, individually or in the aggregate, have a Material Adverse Effect on SPI.

4.12.  Title to Property.

(a)     SPI has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the SPI Financial Statements or acquired after the June 30, 2006 (except properties, interests in properties and assets sold or otherwise disposed of since June 30, 2006 in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not Materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise Materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the SPI Financial Statements.

(b)     Section 4.12(b) of the SPI Disclosure Schedule also sets forth a true, correct and complete list of all equipment (the “Equipment”) owned or leased by SPI, and such Equipment is, taken as a whole, (i) adequate for the conduct of SPI’s business, consistent with its past practice, and (ii) in good operating condition (except for ordinary wear and tear).

4.13.  Intellectual Property.

(a)    SPI owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (“Intellectual Property”) that are used or proposed to be used in SPI’s business as currently conducted or as proposed to be conducted by SPI, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on SPI.

(b)     There is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of SPI, any trade secret material to SPI or any Intellectual Property right of any third party to the extent licensed by or through SPI, by any third party, including any employee or former employee of SPI. SPI has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

(c)    SPI is not or will not be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or third party Intellectual Property rights, the breach of which would have a Material Adverse Effect on SPI.

4.14.  Taxes.

(a)     All Returns required to be filed by or on behalf of SPI have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of SPI under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by SPI with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). There are no liens on any of the Assets of SPI with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that SPI is contesting in good faith through appropriate proceedings. SPI has not been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

(b)   The amount of SPI’s liabilities for unpaid Taxes for all periods through the date of the Financial Statements do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with U.S. GAAP all liabilities for Taxes of SPI payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of SPI has been incurred or material amount of taxable income has been realized (or prior to and including the Effective Time will be incurred or realized) since such date other than in the ordinary course of business.

(c)   Welund has been furnished by SPI true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of SPI relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including SPI for all periods since SPI’s inception as applicable.

(d)   No audit of the Returns of or including SPI by a Governmental Entity is in process, threatened or, to SPI’s Knowledge, pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of SPI, and SPI has not received notice (either in writing or orally, formally or informally) nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. SPI is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against SPI or any of its Assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of SPI. SPI has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

4.15.  Employee Matters. SPI is in compliance in all Material respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against SPI under any workers compensation plan or policy or for long term disability. SPI has no material obligations under COBRA or any similar state law with respect to any former employees or qualifying beneficiaries thereunder.

4.16.  Material Contracts.

(a)   Section 4.16(a) of the SPI Disclosure Schedule contain a list of all contracts and agreements to which SPI is a party of an amount or value in excess of $50,000 and that are material to the business, results of operations, or condition (financial or otherwise), of SPI taken as a whole (such contracts, agreements and arrangements as are required to be set forth in Section 4.16(a) of the SPI Disclosure Schedule being referred to herein collectively as the “Material Contracts”).

(b)   Except as would not, individually or in the aggregate, have a Material Adverse Effect on SPI, each Material Contract is a legal, valid and binding agreement, and none of the Material Contracts is in default by its terms or has been cancelled by the other party; SPI is not in receipt of any claim of default under any such agreement; and SPI does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. SPI has furnished Welund with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

4.17.  Affiliate Transactions. Except as set forth in Section 4.17 of the Disclosure Schedule, there are no Material Contracts or other Material transactions between SPI and any Affiliate of the Company.

4.18.  Insurance and Banking Facilities. SPI has in full force and effect all insurance and indemnity policies that are customary in coverage and amount for a company of its size and industry.

4.19.  Compliance With Laws. SPI has complied with, is not in violation of, and has not received any notices of violation with respect to, any Laws with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on SPI.

4.20.  Minute Books. The minute book of SPI made available to Welund contains a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of SPI through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all Material respects.

4.21.  Complete Copies of Materials. SPI has delivered or made available true and complete copies of each document which has been requested by Welund or its counsel in connection with their legal and accounting review of SPI.

4.22.  Brokers’ and Finders’ Fees. Except for Roth Capital, LLP, SPI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.23.  The Company Employee Benefit Plans. SPI has no employee benefit plans currently in effect.

4.24.  Third Party Consents. Except as set forth in Section 4.24 of the Disclosure Schedule and otherwise provided herein, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

4.25.  Full Disclosure. All of the representations and warranties made by SPI in this Agreement, and all statements set forth in the certificates delivered by SPI at the Closing pursuant to this Agreement, are true, correct and complete in all Material respects and do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by SPI pursuant to the terms of this Agreement are complete and accurate copies of the original documents.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1.   Conduct of the Company Business. Except as set forth in Section 5.1 of the Company Disclosure Schedule, prior to the Closing Date, except with the prior written consent of SPI or as expressly contemplated by this Agreement, the Company and Merger Sub shall:

(a)   obtain approval from SPI prior to undertaking any Material new business opportunity;

(b)   notify SPI of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any Material property or other Material Assets;

(c)   not (i) grant of any severance or termination pay to any current or former director, officer or employee of the Company or Merger Sub, (ii) enter into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company or Merger Sub, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable or otherwise made available to current or former directors, officers or employees of the Company or Merger Sub (other than in the ordinary course of business salary increases for employees other than officers and directors), (v)  declare or pay of any bonuses or year-end payments to any current or former directors, officers or employees of the Company or Merger Sub, or (vi) establish, adopt, or amend (except as required by applicable Law), any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company or Merger Sub;

(d)   not (i) create or incur any indebtedness (or, even if in the ordinary course of business, not in excess of $50,000 in the aggregate), or (ii) release or create any Liens of any nature whatsoever except for Permitted Liens;

(e)   not make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

(f)    pay, prepay or discharge any liability other than in the ordinary course of business or fail to pay any liability when due;

(g)   write-off or write-down any assets of the Company except as contemplated by this Agreement;

(h)     not amend the Articles of Incorporation, Bylaws or other governing instruments of the Company or Merger Sub, except as contemplated by this Agreement;

(i)    not make any changes in its accounting methods or practices or revalue its Assets, except for (i) those changes required by GAAP, and (ii) changes in its tax accounting methods or practices that may be necessitated by changes in applicable Tax Laws;

(j)    not issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of the Common Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend or other distribution with respect to any Common Stock, except for shares to be issued pursuant to the Company Options outstanding under the any Company stock option plans;

(k)   not make any loan or otherwise arrange for the extension of credit to any Employee or increase the aggregate amount of any loan currently outstanding to any Employee;

(l)    not sell or otherwise dispose of any Material Asset or make any Material commitment relating to its Assets other than in the ordinary course of business or enter into or terminate any lease of real property other than in the ordinary course of business except as contemplated by this Agreement;

(m)     not purchase or redeem, or agree to purchase or redeem, any security of the Company (including any share of Common Stock);

(n)   not waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any employee, consultant, director, or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(o)   not (i) enter into any new Material Contract, other than in the ordinary course of business consistent with past practices, or (ii) Materially modify, amend or terminate any Material Contract to which the Company is a party or waive, release, or assign any Material rights or claims thereunder, in any such case in a manner Materially adverse to SPI except as contemplated by this Agreement;

(p)   not take any actions that would make any representation and warranty of the Company or Merger Sub hereunder inaccurate in any Material respect at the Effective Time; or

(q)   authorize any, or commit or agree to take any of, the foregoing actions.

5.2.   Shareholder Approval.

(a)   Merger Sub will, as promptly as practicable in accordance with applicable Law and its Articles of Incorporation and Bylaws, submit this Agreement, the Merger and related matters for the consideration and approval by Merger Sub’s shareholders. Such approval by written consent or shareholder vote will be solicited, in compliance with applicable Laws. If approval is obtained by written consent Merger Sub shall give, in a timely manner (and shall provide SPI true and correct copies of) all notices required to be given under NRS. The information distributed to the holders of shares shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(b)   The Company will, as promptly as practicable in accordance with applicable Law and its Articles of Incorporation and Bylaws, submit the reverse split of its Common Stock, name change to “Solar Power, Inc.” (the “Name Change”) and related matters for the consideration and approval by the Company’s shareholders. In connection with soliciting shareholder approval, the Company shall prepare and distribute to holders of Shares a disclosure statement in accordance with SEC rules and regulations. Such approval by written consent or shareholder vote will be solicited, in compliance with applicable Laws. If approval is obtained by written consent, the Company shall give, in a timely manner (and shall provide SPI true and correct copies of) all notices required to be given under NRS. The information distributed to the holders of shares shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

5.3.   Satisfaction of Conditions Precedent. During the term of this Agreement, the Company will use its commercially reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 9, and the Company will use its commercially reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

5.4.   Access. The Company shall afford to SPI, and to the officers, employees, accountants, counsel, financial advisors and other representatives of SPI, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to SPI, (a) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as SPI or its representatives may reasonably request.

5.5.   Notification of Certain Matters. The Company and Merger Sub shall give prompt notice to SPI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any of the Company or Merger Sub representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Merger Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to SPI.

5.6.   Name Change. The Company shall have filed and received confirmation of such filing, and provided same to SPI, of the Name Change with the Secretary of State of the State of Nevada.

5.7.   Sale of Current Business. The Company shall have completed the sale of all of its existing businesses and paid all outstanding liabilities incurred as of the Closing Date, and provided evidence thereof to SPI.

5.8.   Information Provided by Company. The Company and Merger Sub shall provide SPI with an officer’s certificate certifying that all Material Information provided by the Company and Merger Sub to SPI does not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make such statements, in light of the circumstances under which they were made, misleading.

5.9.   Obligations of Merger Sub. The Company shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

5.10.  Indemnification. The Articles of Incorporation and the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, exculpation and advancement of expenses identical to those set forth in the Articles of Incorporation and Bylaws of SPI on the date of this Agreement, which provisions shall not be amended, repealed or otherwise in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of SPI at or prior to the Effective Time, unless such modification is required by Law.

ARTICLE 6

COVENANTS OF SPI

6.1.   Notification of Certain Matters. SPI shall give prompt notice to the Company and Merger Sub of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any SPI representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of SPI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available hereunder to the Company and Merger Sub.

6.2.   Satisfaction of Conditions Precedent. During the term of this Agreement, SPI will use its commercially reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

6.3.   Conduct of Business. During the term of this Agreement, SPI will conduct its business in the ordinary course and not intentionally cause a Material decrease in the value of its Assets, stockholder equity (except as disclosed to the Company) or business.

6.4.   Information Provided by SPI. SPI shall provide the Company with all Material information and financial statements about SPI necessary for the Company to satisfy its reporting obligations with all Regulatory Authorities, including but not limited to the Securities and Exchange Commission and properly prepare and disseminate material to accredited investors for completing the private equity financing contemplated in Section 9.1(d). SPI shall provide the Company with an officer’s certificate certifying that all Material Information provided by SPI to the Company does not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make such statements, in light of the circumstances under which they were made, misleading.

ARTICLE 7

COVENANTS OF SPI AND THE COMPANY

7.1.   Notices of Certain Events. The Company and SPI shall promptly notify the other party of:

(a)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b)   any notice or other communication from any governmental or regulatory agency in connection with the transactions contemplated by this Agreement; and

(c)   any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the transactions contemplated by this Agreement or any other development causing a breach of any representation or warranty made by a party hereunder. Delivery of notice pursuant to this Section 7.1 shall not limit or otherwise affect remedies available to either party hereunder.

7.2.   Public Announcements. The Company shall consult with SPI before issuing any press release or other public statement with respect to this Agreement or the transactions contemplated herein, and except as may be required by applicable Law or as advised by counsel, will not issue any such press release or make any such public statement with respect to this Agreement, the Merger or any other transactions contemplated by this Agreement without the prior written consent of SPI.

7.3.   Transfer Taxes. SPI and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. SPI , Merger Sub and the Company agree that the Company (prior to the Merger) and the Surviving Corporation (following the Merger) will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Merger or the surrender of the Shares pursuant to the Merger (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the Merger, and any penalties or interest with respect to the Transfer Taxes. The Company agrees to cooperate with the Surviving Corporation in the filing of any returns with respect to the Transfer Taxes.

7.4.   Reasonable Efforts. The parties further agree to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from governmental authorities and the making of all other necessary registrations and filings, (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time, (C) the satisfaction of all conditions precedent to the parties’ obligations hereunder, and (D) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.4 shall limit a party’s right to terminate this Agreement pursuant to Section 10.1, so long as such party has up to then complied with its obligations under this Section 7.4.

7.5.   Fees and Expenses. All fees and expenses incurred by the Company and Merger Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, whether or not the Merger is consummated. All fees and expenses incurred by SPI in connection with this Agreement and the transactions contemplated hereby shall be paid by SPI. Fees and expenses incurred by any party in connection with the transactions contemplated by this Agreement shall include, without limitation, fees and expenses incurred for legal, financial, accounting and other advisors.

ARTICLE 8

INDEMNIFICATION

8.1.   Indemnification of SPI. Subject to the limitations contained in this Article 8, the Company shall defend, indemnify and hold harmless SPI and its respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys’ fees (“Claims and Liabilities”) with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement (as each such representation or warranty would read if all qualifications as to Material Adverse Effect were deleted therefrom), or (ii) the breach of any covenant or agreement made by the Company in this Agreement.

8.2.   Indemnification of the Company. SPI shall defend, indemnify and hold harmless the Company, and its officers, directors, shareholders, employees and agents from and against any and all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by SPI, or (ii) breach of any covenant or agreement made by SPI in this Agreement.

8.3.   Limitation on Liability. Notwithstanding anything to the contrary, the Company’s aggregate liability under Section 8.1(a) and SPI’s aggregate liability under Section 8.2 (other than with respect to any fraud, intentional misrepresentation or willful breach) shall be limited to $350,000.

8.4.   Claims Procedure. Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article 8, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may Materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article 8 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article 8 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its Affiliates by the claimant and imposes no Material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party, provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

8.5.   Exclusive Remedy. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 8, except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation, willful breach or deceit.

ARTICLE 9

CONDITIONS TO MERGER

9.1.   Condition to Obligation of Each Party to Effect the Merger. The respective obligations of SPI, Merger Sub and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a)   No Injunctions. No temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect; provided, however, that each party shall have used its commercially reasonable best efforts to prevent the entry of such orders or injunctions and to appeal as promptly as possible any such orders or injunctions and to appeal as promptly as possible any such orders or injunctions that may be entered.

(b)   Company Shareholder Approval. The name change and the reverse split of the Company’s Common Stock shall have been approved and adopted by the requisite vote of the Company and the Company’s shareholders in accordance with the Company’s Articles of Incorporation and the NRS.

(c)   SPI Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of SPI and SPI’s shareholders in accordance with SPI’s Articles of Incorporation and the CGCL.

(d)   Financing by the Company. The Company shall have received equity financing of approximately $10,000,000 on terms mutually acceptable to both parties.

9.2.   Additional Conditions to Obligations of SPI. The obligations of SPI to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a)   Representations and Warranties. The representations and warranties of the Company and Merger Sub contained in this Agreement and in any certificate or other writing delivered to SPI pursuant hereto shall be true and correct on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, and SPI shall have received a certificate to such effect signed by the President and the Chief Executive Officer of the Company.

(b)   Agreements and Covenants. The Company and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and SPI shall have received a certificate to such effect signed by the President and Chief Executive Officer of the Company.

(c)   Certificate of Secretary. The Company shall have delivered to SPI a certificate executed by the Secretary of the Company certifying: (i) resolutions duly adopted by the Board of Directors and shareholders of the Company and Merger Sub authorizing this Agreement and the Merger; (ii) the Articles of Incorporation and Bylaws of the Company and Merger Sub as in effect immediately prior to the Effective Time, including all amendments thereto; and (iii) the incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

(d)   Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company and Merger Sub including, without limitation, those set forth on Schedule 9.2(d), except for such consents, waivers, approvals, authorizations and orders, which if not listed in Schedule 9.2(d) and not obtained, and such filings, which if not listed in Schedule 9.2(d) and not made, would not be reasonably likely to have a Material Adverse Effect on the Company or the Surviving Corporation.

(e)   Absence of Material Adverse Effect. Since the date of the this Agreement, there shall not have been any Material Adverse Effect on the Company or Merger Sub, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which the Company conducts operations.

(f)   Opinion of Counsel. SPI shall have received the opinion of Kruse Landa Maycock & Ricks, counsel to the Company and Merger Sub, dated as of the Closing Date, in the form attached hereto as Exhibit D.

(g)   Resignation of Officers and Directors. SPI shall have received letters of resignation from each of the officers and directors of the Company and Merger Sub immediately prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

(h)   Name Change. SPI shall have received confirmation of the filing of the Name Change by the Company with the Secretary of State of the State of Nevada.

(i)   Sale of Current Business. SPI shall have received executed transaction documents regarding the sale of all of the Company’s businesses in effect prior to the Closing Date and payment of all outstanding liabilities incurred as of the Closing Date.

(j)   Appointment of Officers and Directors. The Company shall have appointed Stephen C. Kircher and Larry D. Kelly as the only members of the Board of Directors of the Company, and appointed Stephen C. Kircher as the Chief Executive Officer, Secretary and President of the Company and Glenn E. Carnahan as the Chief Financial Officer of the Company.

9.3.   Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions.

(a)   Representations and Warranties. The representations and warranties of SPI contained in this Agreement and in any certificate or other writing delivered to the Company pursuant hereto shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of SPI.

(b)   Agreements and Covenants. SPI shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of SPI.

(c)   Opinion of Counsel. The Company shall have received the opinion of Bullivant Houser Bailey PC, counsel to SPI, dated as of the Closing Date, in the form attached hereto as Exhibit C.

(d)   Investment Representation. Each holder of Shares to be exchanged as provided in Section 2.2 shall have executed the Investment Representation Letter attached hereto as Exhibit E.

(e)   Delivery of Financial Statements. SPI shall deliver all audited and unaudited financial statements as are necessary for the Company to meet its reporting obligations under rules and regulations promulgated by the SEC including periodic reports, current report and proposed registration statement contemplated to be filed under form SB-2. Such financial statements shall include predecessor financial statements of acquired subsidiaries, proforma financial statements and schedules to the extent necessary.

ARTICLE 10

TERMINATION

10.1.  Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a)   by mutual written agreement duly authorized by the Boards of Directors of the Company and SPI;

(b)   by either party, if the other party has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on either party or would prevent or materially delay the consummation of the Merger;

(c)   by either party if the required approval of the shareholders of either party shall not have been obtained by reason of the failure to obtain the required vote;

(d)   by either party, if all the conditions to the obligations of such party for Closing the Merger shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party; or

(e)   by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable.

As used herein, the “Final Date” shall be October 31, 2006.

10.2.  Notice of Termination. Any termination of this Agreement under Section 10.1 above will be effective by the delivery of written notice of the terminating party to the other party hereto.

10.3.  Effect of Termination. In the case of any termination of this Agreement as provided in this Section 10, this Agreement shall be of no further force and effect (except as provided in Section 10.4) and nothing herein shall relieve any party from liability for any breach of this Agreement.

ARTICLE 11

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the date that is the first anniversary of the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

ARTICLE 12

GENERAL PROVISIONS

12.1.  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

(a)     If to SPI:

Solar Power, Inc.
4080 Cavitt Stallman Road, Suite 100

Granite Bay, California 95746
Attn: Stephen C. Kircher
Ph: (916) 789-0833
Fax: (916) 789-7411

with a copy to (which shall not constitute notice):

Bullivant Houser Bailey PC
1415 L Street, Suite 1000
Sacramento, California 95814
Attn: Mark C Lee
Ph: (916) 930-2500
Fax: (916) 930-2501

(b)     If to the Company or Merger Sub:

Welund Fund, Inc.
136 East South Temple, Suite 2112
Salt Lake City, Utah 84111
Attn: Terrell W. Smith
Ph: (801) 521-5703

Fax: (801) 521-6325

with a copy to (which shall not constitute notice):

Kruse Landa Maycock & Ricks
136 East South Temple, Suite 2100
Salt Lake City, Utah 84111
Attn: James R. Kruse
Ph: (801) 531-7090
Fax: (801) 531-7091

12.2.  Amendment. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after any shareholder approval of the issuance of the Merger Consideration has been obtained; provided, that after any such approval by the holders of Shares, there shall be made no amendment that pursuant to the CGCL requires further approval by such shareholders without the further approval of such shareholders.

12.3.  Waiver. At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

12.4.  Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.5.  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.6.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

12.7.  Entire Agreement. This Agreement (including the Company Disclosure Schedule and SPI Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

12.8.  Assignment. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

12.9.  Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

12.10.  Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of California as applied to contracts that are executed and performed in California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Sacramento County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

12.11.  Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other party. Any party who delivers a signature page via facsimile agrees to later deliver an original counterpart to all other parties.

12.12.  Attorneys Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

12.13.  Gender. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

SOLAR POWER, INC., a California corporation

By: /s/ Steven Kircher
Name: Steven Kircher
Title: President

WELUND FUND, INC., a Nevada corporation

By: /s/ Steven Strasser
Name: Steven Strasser
Title: President

WELUND ACQUISITION CORP., a Nevada corporation

By: /s/ Terrell W. Smith
Name: Terrell W. Smith
Title: President

EXHIBIT A
CERTAIN DEFINITIONS

The following terms, as used in the Purchase Agreement, have the following meanings:

“Affiliate” shall mean with respect to any Person, any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Entity, or other Person directly or indirectly controlling, controlled by or under common control with such Person, including all officers and directors of such Person.

“Agreement” shall have the meaning as set forth in the Preamble.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“California Agreement of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Claims and Liabilities” shall have the meaning as set forth in Section 8.1(a) of the Agreement.

“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the issued and outstanding shares of common stock, no par value, of the Company.

“Company” shall have the meaning as set forth in the Preamble.

“Company Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to SPI that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Company Environmental Liabilities” mean any and all liabilities of or relating to the Company, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

“Company’s Financial Statements” shall have the meaning as set forth in Section 3.8 of the Agreement.

“Company Option” or “Company Options” shall have the meaning as set forth in Section 2.4(a) of the Agreement.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Default” shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

“Dissenting Shares” shall have the meaning as set forth in Section 2.3 of the Agreement.

“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Employees” shall have the meaning as set forth in Section 3.20 of the Agreement.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Environmental Permits” means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person as currently conducted.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Final Date” shall have the meaning as set forth in Section 10.1 of the Agreement.

“GAAP” shall have the meaning as set forth in Section 3.8(b) of the Agreement.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Indemnifying Party” shall have the meaning as set forth in Section 8.3 of the Agreement.

“Indemnitee” shall have the meaning as set forth in Section 8.3 of the Agreement.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means, with respect to any Person, a Material adverse effect on the condition (financial or otherwise), business, assets, liabilities or the reported or future results or prospects of such Person and its Subsidiaries taken as a whole.

“Merger” shall have the meaning as set forth in the Recitals.

“Merger Consideration” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“Merger Consideration Certificate” shall have the meaning as set forth in Section 2.1(b)(ii) of the Agreement.

“Merger Sub” shall have the meaning as set forth in the Preamble.

“NASD” means National Association of Securities Dealers, Inc.

“Nevada Articles of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“SPI” shall have the meaning as set forth in the Preamble.

“SPI Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by SPI to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“Permitted Liens” shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmen’s and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate Materially detract from the value of its property or Materially impair the use thereof in the operation of its business.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the parties and their respective Assets, employees, businesses and/or Subsidiaries, including the NASD and the Securities and Exchange Commission.

“Returns” shall have the meaning as set forth in Section 3.11(a)(i) of the Agreement.

“Share” or “Shares” shall have the meaning as set forth in Section 2.1(b)(i) of the Agreement.

“SPI” shall have the meaning as set forth in the Preamble.

“SPI Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by SPI to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Surviving Corporation” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Tax” or “Taxes” shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

“Transaction Documents” means the Agreement and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

“Transfer Taxes” shall have the meaning as set forth in Section 7.3 of this Agreement.